UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2018
Luby’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 22, 2018, Peter Tropoli resigned as the Chief Operating Officer of Luby’s, Inc. (“Luby’s” or the “Company”) and the board of directors of the Company (the “Board”) appointed Mr. Tropoli to serve as General Counsel and Corporate Secretary of the Company. Mr. Tropoli will continue to serve his term as a member of the Board.
Additionally, on October 22, 2018, the Board appointed Benjamin Todd Coutee to serve as the Chief Operating Officer of the Company.
Mr. Coutee, age 52, has more than 30 years of hospitality and restaurant operations experience. He has led multiple teams at the Company as a SVP of Operations at Culinary Contract Services, Luby’s Cafeteria’s and Fuddruckers since rejoining Luby’s in 2006 as an Area Leader for the cafeteria segment. Previously he spent ten years in the hospitality and restaurant industry in various operational leadership positions, including as the Executive Director of Operations for Aramark’s Educational Food Service Division. He began his career with Luby’s Cafeteria in 1989 as an assistant manager and then spent ten years in leadership roles in operations and training.
At this time, there is no change in Mr. Coutee’s compensation in connection with his appointment as Chief Operating Officer. There is no arrangement or understanding between Mr. Coutee and any other person pursuant to which Mr. Coutee was appointed as an executive officer of the Company. There are no family relationships between Mr. Coutee and any director or executive officer of the Company, and Mr. Coutee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Tropoli’s transition to General Counsel and Corporate Secretary, Mr. Tropoli will be entitled to receive an annual base salary in the amount of $350,000. Except for the change in base salary, there were no other changes in Mr. Tropoli’s compensation arrangements with the Company. Information about Mr. Tropoli, including a biographical summary, information about positions and offices he has held with the Company, his prior compensation arrangements with the Company, and information about his business experience, may be found in the Company’s definitive proxy statement for the 2018 Annual Meeting of Stockholders on Schedule 14A filed on December 15, 2017.
Item 7.01.    Regulation FD Disclosure.
A copy of the Company’s press release relating to the foregoing announcements, dated October 24, 2018, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
Exhibit
Number        Description

Exhibit 99.1	Luby’s Press release dated October 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luby’s, Inc.
Date: October 24, 2018	By: /s/ Christopher J. Pappas
Christopher J. Pappas President and Chief Executive Officer